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                                                                   EXHIBIT 10.16

Midas, Inc.

TO:

DATE:    October 21, 2002

SUBJECT: Special Retention Package

This note shall memorialize the details of a Special Retention Package that has been approved by the Midas Board of Directors. The details are as follows:

You will be eligible to receive all of the following:

     1. Cash payment of $75,000 on April 1, 2003, if employed by Midas in your present or substantially similar position as of that date (subject to required tax withholding)

     2. Cash payment of $75,000 on October 1, 2003, if employed by Midas in your present or substantially similar position as of that date (subject to required tax withholding)

     3. One (1) year of severance (base salary) in the event of involuntary termination without cause, exclusive of a termination following a change-in-control which is defined and covered under a separate agreement.

It is my pleasure to present these details to you as an important gesture of the Board of Directors support and confidence.

/S/                                           /S/
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Gary B. Vonk, President / Acting CEO                       ; acknowledge receipt